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                                                                    EXHIBIT 5.1

OPINION OF KING & SPALDING
REGARDING LEGALITY OF SHARES BEING REGISTERED





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                          [KING & SPALDING LETTERHEAD]

                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE:404/572-5100
   DIRECT DIAL:                                                     DIRECT FAX:
   404/572-4600                                                    404/572-5100


April 18, 2000


AHL Services, Inc.
3353 Peachtree Road, NE
Atlanta, Georgia 30326

         Re:      AHL Services, Inc. -- Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel for AHL Services, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. The Registration Statement relates to 100,000 shares of the Company's common stock, par value $.01 per share, and plan interests to be issued in connection with the AHL Services Group 401(k) Plan (the "401(k) Plan") (such shares and interests are referred to herein as "Shares" and "Interests," respectively).

     In our capacity as such counsel, we have reviewed the 401(k) Plan. We have also reviewed such matters of law and examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. As to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     For purposes of this opinion, we have assumed the following: (i) the Shares that may be issued in connection with the 401(k) Plan will continue to be duly authorized on the dates of such issuance and (ii) on the date on which such Shares will have been duly issued and delivered by the Company, the Shares will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.


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AHL Services, Inc.
April 18, 2000
Page 2

     The opinions expressed herein are limited in all respects to the federal laws of the United States of America and laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     (a)  The Shares are duly authorized; and

     (b) When issued in connection with the 401(k) Plan against payment therefor, such Shares will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of AHL Services, Inc. in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                      Very truly yours,



                                                      KING & SPALDING